EXHIBIT 10.1

May 13, 2005


Orchestra Finance L.L.P.
No. 7 Inverness Gardens
London W8 4RN
England

Attention:  Mr. Imre Eszenyi, Managing Partner

Gentlemen:

This letter agreement ("Letter Agreement"), dated as of May 13, 2005, is between Chartwell International, Inc. ("Chartwell"), a Nevada corporation, and Orchestra Finance L.L.P., a company organized under the laws of the United Kingdom (the "Introducer"). From time to time, Introducer agrees to introduce Chartwell to accredited and qualified foreign investors ("Investors") for possible purchase of common shares issued by Chartwell on a private placement basis. ("Transaction"). The Introducer, for purposes of U.S. law, is a foreign entity domiciled outside the U.S., does not conduct any securities business in the U.S., and is not licensed as a broker-dealer in the U.S. however, the Introducer is authorized and regulated by the Financial Services Authority in the United Kingdom.

1. Compensation. Subject to the terms set forth in this letter, it is agreed that with respect to each Transaction that is consummated with Investors, Chartwell will pay Introducer five percent (5%) cash and five percent (5%) in common shares (the "Fee") of the purchase price of an Investment paid by Investors (each, the "Purchase Price");

     Chartwell  shall  only  be  obligated  to  pay a  Fee  to  Introducer  upon
consummations  of  a  Transaction  with  Investors.   Chartwell  shall  have  no
obligation to enter into any Transaction.

2. Representations and Covenants. Introducer represents and covenants that:

(a) The actions of Introducer introducing Chartwell to Investors to engage in Transactions as set forth herein, the payments to Introducer of a Fee for making such introductions, and the receipt of such Fee by Introducer, will not violate any law and do not require the holding of any license that is not presently held by Introducer;

(b) Orchestra Finance L.L.P. is duly organized, validly existing and in good standing under the laws of the United Kingdom. The Introducer has all requisite capacity and authority to execute this Letter Agreement and to discharge its duties hereunder and has taken all necessary action to authorize such execution, delivery and performance, and obligations under the Letter Agreement, and upon execution, constitutes enforceable obligations against it;

(c) Introducer will assist Chartwell by obtaining, providing or verifying such information as may be required to permit Chartwell to fulfill its obligations under the U.S. Patriot Act and any similar laws or regulations to which it is subject with respect to Investors; and 3. Confidentiality. Introducer and Chartwell mutually agree to keep confidential any information they exchange directly or indirectly ("Information") with respect to this Letter Agreement or any transaction, including but not limited to Transaction term sheet and documentation and Transaction marketing materials.


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4. Notices and Wiring Instructions. Any notice or communication required to be given by either party hereunder shall be in writing and shall be hand delivered or sent by certified or registered mail, return receipt requested, to the party receiving such communication at the address specified below or such other address as the relevant party may specify to the other party in the future:

If to Introducer:

Orchestra Finance L.L.P.
No. 7 Inverness Gardens
London W8 4RN, U.K.
Wiring Instruction:
Account No.: 3108450892
ABA No.: 266086554
Citibank F.S.B.

If to Chartwell:

Bartel eng & Schroder
1331 Garden Hwy., Suite 300
Sacramento, CA 95833
Attention: David Adams, Secretary
With a required copy to:
Daniel Eng Counsel
at the same address.

5. Independent Obligations. Nothing in this Letter Agreement shall be deemed to constitute the parties hereto partners, joint-ventures, employer-employee or principal-agent.

6. Termination. Subject to the terms of this Section, this Letter Agreement shall be terminated on July 31, 2005. Upon termination of this Letter Agreement, Chartwell shall have no liability or continuing obligation to Introducer, except for any portion of the Fee due and not paid to Introducer with respect to Transactions consummated prior to the termination of this Letter Agreement.

7. Governing Law. The terms of this Letter Agreement constitute the entire agreement of the parties hereto and shall be governed by and construed in accordance with the laws of the State of Nevada without reference to the conflict of laws provisions thereof.

Chartwell and Introducer hereby acknowledge their agreement to the terms of this letter Agreement as of the date above be executing below. This Letter Agreement may be executed in counterparts, each of which will be deemed an original.

Chartwell International, Inc.


By:_____________________
Name:  David Adams
Title:  Secretary

ORCHESTRA FINANCE L.L.P.


By:_______________________
Name: Imre Eszenyi
Title:  Managing Partner